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Comptroller of the Currency
Administrator of National Banks
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Central District
One Financial Place
440 S. LaSalle Suite 2700
Chicago, Illinois 60605

July 1, 1991

Mr. Elliot H. Berman
Senior Attorney
Firstar Corporation
Law Department
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Dear Mr. Berman:

This letter is the official certification of the Comptroller of the Currency
(OCC) for the consolidation of Firstar Shelard Bank, National Association,
St. Louis Park, Minnesota (Charter No. 16128); Firstar Centennial Bank,
Circle Pines, Minnesota (FDIC Certificate No. 19253); Firstar Eagan Bank, National Association, Eagan, Minnesota (Charter No. 15223); Firstar
Hugo Bank, Hugo, Minnesota (FDIC Certificate No. 8213); Firstar MetroBank, Bloomington, Minnesota (FDIC Certificate No. 17977); Firstar New Brighton Bank, New Brighton, Minnesota (FDIC Certificate No. 10210); Firstar Roseville Bank, Roseville, Minnesota (FDIC Certificate No. 18539); Firstar St. Anthony Bank, National Association, Minneapolis, Minnesota (Charter No. 16702); Firstar Stillwater Bank, National Association, Stillwater, Minnesota (Charter No. 1514); with First Western Bank, St. Louis Park, Minnesota (FDIC Certificate 17414), under the charter of Firstar Shelard Bank, National Association with the title of "Firstar Bank of Minnesota, National Association." It is also understood that the resulting bank will move its head office to 1550 East 79th Street, Bloomington, Hennepin County, Minnesota.

This letter is also the official authorization of the Comptroller of the Currency allowing the receiving institution to operate the main offices and branches of the target banks as branches of the receiving institution. The locations and branch certificate numbers are detailed on the attached pages.

Finally, this letter constitutes the official OCC certification of approval for Firstar Bank of Minnesota, National Association to increase its common stock from $893,250 to $35,730,000 as part of the consolidation effective July 1, 1991.

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July 1, 1991
Mr. Elliot H. Berman
Senior Attorney
Firstar Corporation
Law Department
Milwaukee, Wisconsin 53202

The shareholders' meetings of the respective banks may be finally adjourned.

Sincerely,

/s/ David J. Rogers
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Acting for
Donelle Ward
Director for Analysis

Charter No. 16128

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                         BRANCH CERTIFICATIONS

BRANCH NO.      84819A
POPULAR NAME:   Shelard Office
LOCATION:       400 South Highway 169
                St. Louis Park, Hennepin County, Minnesota 55426

BRANCH NO.      84820A
POPULAR NAME:   Centennial Office
LOCATION:       One Commercial Street
                Circle Pines, Anoka County, Minnesota 55014

BRANCH NO.      84821A
POPULAR NAME:   Eagan Office
LOCATION:       3900 Sibley Memorial Highway
                Eagan, Dakota County, Minnesota 55122

BRANCH NO.      20971A
POPULAR NAME:   Yankee Square Office
LOCATION:       1420 Yankee Doodle Road
                Eagan, Dakota County, Minnesota 55121


BRANCH NO.      84822A
POPULAR NAME:   Hugo Office
LOCATION:       14431 Forest Boulevard North
                Hugo, Washington County, Minnesota 55038

BRANCH NO.      84828A
POPULAR NAME:   Lino Lakes Office
LOCATION:       7984 Lake Drive
                Lino Lakes, Anoka County, Minnesota 55014

BRANCH NO.      84829A
POPULAR NAME:   Airport Office
LOCATION:       Minneapolis-St. Paul International Airport
                St. Paul, Ramsey County, Minnesota 55111

BRANCH NO.      84830A
POPULAR NAME:   Minneapolis Office
LOCATION:       601 Marquette Avenue
                Minneapolis, Hennepin County, Minnesota 55402


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                         BRANCH CERTIFICATIONS

BRANCH NO.       84831A
POPULAR NAME:    Nokomis Office
LOCATION:        4930 34th Avenue South
                 Minneapolis, Hennepin County, Minnesota 55417

BRANCH NO.       84832A
POPULAR NAME:    Plymouth Office
LOCATION:        13605 27th Avenue North
                 Plymouth, Hennepin County, Minnesota 55411

BRANCH NO.       Not Available
POPULAR NAME:    Oakridge Office
LOCATION:        6001 Stillwater Boulevard North
                 Stillwater, Washington County, Minnesota 55082

BRANCH NO.       84827A
POPULAR NAME:    St. Louis Park Office
LOCATION:        8800 Highway 7
                 St. Louis Park, Hennepin County, Minnesota 55426

BRANCH NO.       84839A
POPULAR NAME:    Knox Avenue South
LOCATION:        8800 Knox Avenue South
                 Bloomington, Hennepin County, Minnesota 55431

BRANCH NO.       84840A
POPULAR NAME:    Brooklyn Center Office
LOCATION:        6200 Shingle Creek Parkway
                 Brooklyn Center, Hennepin County, Minnesota 55430

BRANCH NO.       84841A
POPULAR NAME:    Greenbrier Office
LOCATION:        11110 Greenbrier Road
                 Minnetonka, Hennepin County, Minnesota 55343

BRANCH NO.       84842A
POPULAR NAME:    Richfield Office
LOCATION:        6500 Nicollet Avenue South
                 Richfield, Hennepin County, Minnesota 55423



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                         BRANCH CERTIFICATIONS

BRANCH NO.       84836A
POPULAR NAME:    Arden Hills Office
LOCATION:        4061 North Lexington Avenue
                 Arden Hills, Ramsey County, Minnesota 55126

BRANCH NO.       84837A
POPULAR NAME:    Rosedale Office
LOCATION:        349 Rosedale Center
                 Roseville, Ramsey County, Minnesota 55113

BRANCH NO.       84838A
POPULAR NAME:    County Road B Office
LOCATION:        1445 West County Road B
                 Roseville, Ramsey County, Minnesota 55113

BRANCH NO.       84825A
POPULAR NAME:    St. Anthony Office
LOCATION:        2401 Lowry Avenue, N.E.
                 Minneapolis, Hennepin County, Minnesota 55418

BRANCH NO.       Not Available
POPULAR NAME:    Andover Office
LOCATION:        3445 Bunker Lake Boulevard
                 Andover, Anoka County, Minnesota 55304

BRANCH NO.       84826A
POPULAR NAME:    Stillwater Office
LOCATION:        213 East Chestnut Street
                 Stillwater, Washington County, Minnesota 55082

BRANCH NO.       19908A
POPULAR NAME:    Lakeland Shores Office
LOCATION:        310 St. Croix Trail, South
                 Lakeland, Washington County, Minnesota 55043

BRANCH NO.       84833A
POPULAR NAME:    St. Paul Office
LOCATION:        146 St. Paul Center, 53 East 6th Street
                 St. Paul, Ramsey County, Minnesota 55101



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                         BRANCH CERTIFICATIONS

BRANCH NO.       84823A
POPULAR NAME:    New Brighton Office
LOCATION:        2299 Palmer Drive
                 New Brighton, Ramsey County, Minnesota 55112

BRANCH NO.       84834A
POPULAR NAME:    Mounds View Office
LOCATION:        2711 N.E. Highway 10
                 Mounds View, Ramsey County, Minnesota 55112

BRANCH NO.       84835A
POPULAR NAME:    Shoreview Office
LOCATION:        3353 North Rice Street
                 Shoreview, Ramsey County, Minnesota 55126

BRANCH NO.       84824A
POPULAR NAME:    Roseville Office
LOCATION:        2100 North Snelling Avenue
                 Roseville, Ramsey County, Minnesota 55113



                          CBCT CERTIFICATIONS

BRANCH NO.       79874C
POPULAR NAME:    CBCT
LOCATION:        Canterbury Downs Race Track, 1100 Canterbury Road
                 Shakopee, Scott County, Minnesota 55379

BRANCH NO.       79875C
POPULAR NAME:    CBCT
LOCATION:        P.O. Box 238
                 Rogers, Hennepin County, Minnesota 55374

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UPON MOTION MADE BY MR. BERO AND SECONDED BY MR. THEISEN, THE BOARD
UNANIMOUSLY APPROVED THE FOLLOWING RESOLUTION:

RESOLVED, that Richard W. Schoenke is hereby elected chairman of the Board of Directors of the Association and Jeffrey S. Smith is hereby elected secretary to the Board of Directors of the Association, each to serve in such position until the next annual organizational meeting of this Board or until they have been removed by action of this Board.

UPON MOTION MADE BY MR. HEILICHER AND SECONDED BY MR. MCDONALD, THE BOARD UNANIMOUSLY APPROVED THE FOLLOWING RESOLUTION:

RESOLVED, that, the bylaws of Firstar Bank of Minnesota, National
Association, attached as Exhibit A, are hereby approved.